                                  UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ANALYSTS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

MINNESOTA                                                            41-0905-408
--------------------------------------------------------------------------------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

3601 WEST 76TH STREET, MINNEAPOLIS, MN                                55435
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)

ANALYSTS INTERNATIONAL CORPORATION 1999 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

THOMAS R. MAHLER, 3601 WEST 76TH STREET, MINNEAPOLIS, MN  55435
--------------------------------------------------------------------------------
(Name and Address of agent for service)

                                  612/838-2911
--------------------------------------------------------------------------------
(Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
                                                Proposed maximum       Proposed maximum
Title of securities to   Amount to be           offering price per     aggregate offering     Amount of
be registered            registered             unit                   price                  registration fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common stock             1,000,000              $11.125*               11,125,000*            $2,781.25
======================== ====================== ====================== ====================== ======================


*Computed per Rule 457 based on high and low prices for April 20, 2000.

                          INCORPORATION BY REFERENCE

     The contents of Registration Statement No. 33-87626 are incorporated in this Registration Statement by reference.

          PART 2 - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated in this Registration Statement by reference:

     a.        Annual Report on Form 10-K for fiscal 1999, filed pursuant to
          Section 13(a) of the Securities Exchange Act of 1934;

     b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 1999.

     c. Description of Common Stock as set forth as page 18 of the Company's Prospectus dated December 6, 1983, and included as part of its Registration Statement on Form S-2 (File No. 2-87040).

     All documents filed by the Company after the date of this prospectus pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the related Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Minnesota law, the Registrant's Bylaws require the Registrant to indemnify its directors and officers against claims made against them in their capacities as such, together with their defense expenses, as long as they acted in good faith, received no improper personal benefit, had no reasonable cause to believe the conduct was unlawful (in the case of a criminal proceeding) and reasonably believed that they were acting in the Registrant's best interests. The Registrant has purchased directors' and officers' liability coverage for this risk, as permitted by the Bylaws.

ITEM 8.  EXHIBITS.

     4. 1999 Stock Option Plan, as amended. (Exhibit A to the Registrant's Definitive Proxy Statement dated September 13, 1999, Commission File No. 0-4090, incorporated by reference.)

     5.   Opinion of counsel

     25.  Powers of Attorney

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on March 30, 2000.

                                ANALYSTS INTERNATIONAL CORPORATION

                                By: /s/ F. W. Lang
                                   --------------------------------
                                   F.W. Lang, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this report in the capacities and on the dates indicated.


Signature                           Title                                               Date
---------                           -----                                               ----

/s/ F.W. Lang              Chairman & Chief Executive Officer                   March 30, 2000
----------------------     (Principal Executive Officer)
F.W. Lang

                           Vice President--Finance &
----------------------     Treasurer
M. Charpentier

*                          Director
----------------------
V.C. Benda

*                          Director
----------------------
W.K. Drake

*                          Director
----------------------
E.M. Mahoney

*                          Director
----------------------
Margaret Loftus

*                          Director
----------------------
Robb Prince


*F.W. Lang, by signing his name hereto, hereby signs this Registration Statement on Form S-8 on behalf of the persons indicated pursuant to powers of attorney filed herewith.

                                              /s/ F.W. Lang
                                              ----------------------
                                              F.W. Lang, Chairman

                                  EXHIBIT INDEX


Exhibit No.                Description                                 Page No.*
-----------                -----------                                 ---------

      4                    1999 Stock Option Plan, as amended. (Exhibit A to the
                           Registrant's Definitive Proxy Statement dated
                           September 13, 1999, Commission File No. 0-4090, incorporated by reference.)

      5                    Opinion of counsel

      25                   Powers of Attorney

-----------------------------


* Page number in the sequential numbering system.